UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2004

FLEETBOSTON FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

RHODE ISLAND

(State or other jurisdiction of incorporation)

1-6366	05-0341324
(Commission File Number)	(IRS Employer Identification No.)

100 Federal Street, Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-434-2200

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

In a press release dated March 15, 2004, FleetBoston Financial Corporation, or “FleetBoston,” announced an agreement in principle with the Securities and Exchange Commission, or “SEC,” and the New York Attorney General to pay $140 million to settle charges involving market timing in Columbia mutual funds. A copy of that press release is filed as Exhibit 99.1 to this Report and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release dated March 15, 2004 announcing FleetBoston’s agreement in principle with the SEC and the New York Attorney General.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETBOSTON FINANCIAL CORPORATION (Registrant)

By:	/s/ Ernest L. Puschaver
Ernest L. Puschaver
Chief Accounting Officer

Dated: March 16, 2004